Exhibit 10.19

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of November 18, 2005, by THE PERSONS LISTED ON SCHEDULE 1 HERETO, and any other Person (as defined in the Credit Agreement) which may become a Subsidiary party hereunder pursuant to a duly executed instrument of accession in the form attached as Exhibit A hereto (collectively the “Companies”, each a “Company”), and MERRILL LYNCH CAPITAL CORPORATION, a national banking association, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become parties to a (i) Credit Agreement as of even date herewith (as amended, modified, supplemented or restated, and in effect from time to time, the “Credit Agreement” ), by and among EPL Finance Corp., as the initial Borrower to be merged with and into El Pollo Loco, Inc., as the subsequent Borrower, the Lenders party thereto, EPL Intermediate, Inc., as the Parent Guarantor, Merrill Lynch Capital Corporation, as Administrative Agent and Swing Line Lender, Bank Of America, N.A., as L/C Issuer and Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank Of America, N.A., as lead arrangers and book managers and/or (ii) any swap contract, obligations under which constitute Obligations (as such term is defined in the Credit Agreement).

WHEREAS, it is a condition precedent to the Lenders’ making any Loans or otherwise extending credit to the Borrower under the Credit Agreement that the Companies execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a security agreement in substantially the form hereof; and

WHEREAS, each Company wishes to grant a security interest in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as herein provided;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions.

All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term “State”, as used herein, means the State of New York. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State, the term Uniform Commercial Code shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State or, as applicable, such other jurisdiction, the term has the meaning specified in Article 9. The term “electronic document’ applies in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

2.	Grant of Security Interest.

2.1. Grant; Collateral Description.

Each of the Companies hereby unconditionally, and, grants to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the following properties, assets and rights of such Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims set forth on Schedule 2 hereto, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

2.2. Commercial Tort Claims.

The Administrative Agent acknowledges that the attachment of its security interest in any commercial tort claim after the date hereof as original collateral is subject to the Company’s compliance with § 4.7.

2.3. Non-Transferable Collateral.

(a) Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under this §2 attach to: (1) any lease, license, contract or agreement to which any Grantor is a party (each, a “Contract”), any such Grantor’s rights or interests under any such Contract, or fixtures located on premises leased by the Companies that is subject to any Contract thereof in each case if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein, or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Debtor Relief Law) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii) above; (2) any application to register a trademark or service mark in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(c) or 1(d), at which point the Collateral shall include, and the security interest granted hereunder shall attach to, such application.

(b) The grant of the security interest contained in § 2.1 shall extend to, and the term “Collateral” shall include, (i) any and all proceeds of such directly held investment property or general intangibles to the extent that the proceeds are not themselves directly held investment property or general intangibles subject to § 2.3(a) and (ii) upon any such applicable party or parties’ consent with respect to any otherwise excluded directly held investment property or general intangibles being obtained, thereafter such directly held investment property or general intangibles.

(c) The provisions of § 2.3(a) shall not apply to (i) directly held investment property, general intangibles, fixtures or equipment to the extent that the restriction on the Companies granting a security interest therein is not effective under applicable law or (ii) payment intangibles.

3.	Authorization to File Financing Statements.

Each Company hereby irrevocably authorizes the Administrative Agent its counsel and agents at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the nature of the Collateral (i) as all assets of the Companies whether now owned or hereafter acquired or arising or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Company is an organization, the type of organization and any organizational identification number issued to such Company and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each of the Companies agrees to furnish any such information to the Administrative Agent promptly upon request.

4.	Other Actions.

Further to insure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, each of the Companies agrees, in each case at the Companies’ expense, to take the following actions with respect to the following Collateral and without limitation on the Companies’ other obligations contained in this Agreement:

4.1. Promissory Notes and Tangible Chattel Paper.

If any Company shall, now or at any time hereafter, hold or acquire promissory notes or tangible chattel paper, with a principal amount (together with any other tangible chattel paper and instruments that have not been delivered to the Administrative Agent and electronic chattel paper governed by § 4.5 hereof) outstanding exceeding an aggregate of one hundred thousand dollars (US $100,000), such Company shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

4.2. Deposit Accounts.

For each deposit account that any Company, now or at any time hereafter, opens or maintains, such Company shall, at the Administrative Agent’s option, either (a) enter into a Control Agreement with the Administrative Agent and the depositary bank substantially in the form of Exhibit A-1 to the

Credit Agreement or such other form as may be reasonably acceptable to the Administrative Agent, or (b) arrange pursuant to an agreement in form and substance satisfactory to the Administrative Agent for the Administrative Agent to become the customer of the depositary bank with respect to the deposit account, with such Company being permitted, only with the consent of the Administrative Agent (which consent shall only be required upon the occurrence and during the continuance of an Event of Default), to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (i) a deposit account for which the Administrative Agent is the depositary bank and is in automatic control, (ii) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Companies’ salaried employees, and (iii) deposit accounts with balances not in excess of $10,000 at any time and (iv) deposit accounts with balances not in excess of $200,000 at any time for a period no longer than 60 days from the creation of such Operating Account or such longer period of time as may be agreed to by the Administrative Agent in writing. Notwithstanding the foregoing, the Administrative Agent hereby agrees that it will (i) not send any instructions or entitlement orders to any depository bank unless an Event of Default has occurred and is then continuing, and (ii) prior to the occurrence of any Event of Default, and with regard only to those deposit accounts of which pursuant to clause (b) of this § 4.2 it has arranged to become the customer of the depository bank with respect to the deposit account, comply with the Companies’ instructions.

4.3. Investment Property.

Subject to Section 5.1, if any Company shall, now or at any time hereafter, hold or acquire any certificated securities (other than short term marketable debt securities in an immaterial amount), such Company shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Company are uncertificated and are issued to such Company or its nominee directly by the issuer thereof, such Company shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) cause the issuer to agree to comply without further consent of such Company or such nominee, at any time with instructions from the Administrative Agent as to such securities, or (b) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, individually with a value in excess of $100,000 or in aggregate with a value in excess of $500,000, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Company, are held by any Company or its nominee through a securities intermediary or commodity intermediary, the Companies shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Companies or such nominee, at any time with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with the Companies being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary. Notwithstanding the foregoing, the Administrative Agent hereby agrees that it will (i) not send any instructions or entitlement orders to any depository bank, issuer, commodity intermediary, or securities intermediary unless an Event of Default has occurred and is then continuing, and (ii) prior to the occurrence of any Event of Default, and with regard only to those securities of which pursuant to clause (b) of this § 4.3 it is the registered owner, comply with the Companies’ instructions.

4.4. Collateral in the Possession of a Bailee.

If any Collateral is, now or at any time hereafter, in the possession of a bailee (other than Collateral held by a third party on a temporary basis while in transit or for purposes of repair in the ordinary course of business consistent with past practices) with a value in aggregate in excess of $100,000 the Companies shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s reasonable request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee’s agreement to comply, without further consent of the Companies, at any time with instructions of the Administrative Agent as to such Collateral. Notwithstanding the foregoing, the Administrative Agent hereby agrees that it will not give any such instructions to any bailee hereunder unless an Event of Default has occurred and is then continuing.

4.5. Electronic Chattel Paper.

If any of the Companies, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper (together with promissory notes and tangible chattel paper governed by § 4.1 hereof) with a principal outstanding amount exceeding $100,000 in the aggregate at any time, the Companies shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under § 9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, or control, under § 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, § 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such electronic chattel paper record.

4.6. Letter-of-Credit Rights.

If any of the Companies is, now or at any time hereafter, a beneficiary under a letter of credit for an amount in excess of one hundred thousand dollars (US $100,000) now or hereafter, the Companies shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, the Companies shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Credit Agreement.

4.7. Commercial Tort Claims.

If any of the Companies shall, now or at any time hereafter, hold or acquire a commercial tort claim reasonably expected to exceed five hundred thousand dollars (US$500,000), the Companies shall promptly, and in any event within 30 days, upon a Responsible Officer becoming aware of the initiation of proceedings in respect of such claims notify the Administrative Agent in a writing signed by the relevant Company of the particulars thereof and grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

4.8. Other Actions as to any and all Collateral.

Each of the Companies further agrees, upon the reasonable request of the Administrative Agent and at the Administrative Agent’s option, to take any and all other actions as the Administrative Agent may reasonably determine to be necessary or useful for the attachment, perfection and, subject to Liens permitted by § 7.01 of the Credit Agreement first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that any Company’s signature thereon is required therefor, (b) causing the Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good owned by such Company if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral; provided, however, that the Administrative Agent shall not request that its name be noted on certificates of title for motor vehicles owned by the Companies as of the Closing Date, and thereafter, for motor vehicles owned by the Companies with a value of less than $100,000 in the aggregate at any time, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (d) during the continuance of an Event of Default or upon the Administrative Agent’s reasonable request in the event of any change in applicable Laws, obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Administrative Agent, including any consent of any licensor, lessor or other person obligated on Collateral, and any party or parties whose consent is required for the security interest of the Administrative Agent to attach under § 2.3, and (e) taking all actions as reasonably determined by the Administrative Agent to be applicable in any relevant Uniform Commercial Code jurisdiction.

5.	Relation to Other Security Documents.

The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust which may be granted now or in the future by any of the Companies to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Administrative Agent or any of the Lenders hereunder. In addition to the provisions of this Agreement being so read and construed with any such mortgage or deed of trust, the provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.

5.1. Securities Pledge Agreement.

Concurrently herewith, certain of the Companies are executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a Securities Pledge Agreement of even date herewith pursuant to which such Companies are pledging to the Administrative Agent all of the shares of the Equity Interests of their Subsidiaries. Such pledge shall be governed by the terms of such Securities Pledge Agreement and not by the terms of this Agreement.

5.2. Trademark Security Agreement.

Concurrently herewith, El Pollo Loco, Inc. is executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a Trademark Security Agreement pursuant to which such Company is granting to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to secure the payment and performance in full of the Obligations, a security interest and pledge in certain Collateral consisting of trademarks, service marks and trademark and service mark rights, together with the goodwill connected with the use of and symbolized thereby. The provisions of the Trademark Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Trademark Security Agreement shall derogate from any of the rights or remedies of the Administrative Agent or any of the Lenders hereunder. Neither the delivery of, nor anything contained in the Trademark Security Agreement shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral subject thereto. In the event of an irreconcilable conflict between the provisions of this Agreement and the Trademark Security Agreement the provisions of this Agreement shall control.

6.	Representations and Warranties Concerning the Companies’ Legal Status.

Each of the Companies represents and warrants to the Lenders and the Administrative Agent that each such Company is in compliance in all respects with the requirements of Section 6.03 (f) of the Credit Agreement.

7.	Covenants Concerning the Companies’ Legal Status.

Subject to Section 6.03(f) of the Credit Agreement, each of the Companies covenants with the Lenders and the Administrative Agent as follows: (a) without prior written notice to the Administrative Agent, it will not change its name, or its mailing address or organizational identification number if it has one, (b) if it does not have an organizational identification number and later obtains one, it will forthwith notify the Administrative Agent of such organizational identification number, and (c) without prior written notice to the Administrative Agent, it will not change its type of organization, jurisdiction of organization.

8.	Representations and Warranties Concerning Collateral, Etc.

Each of the Companies further represents and warrants to the Lenders and the Administrative Agent as follows: (a) to such Company’s knowledge, it is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, except for the security interest created by this Agreement and other Liens permitted by the Credit Agreement, (b) as of the Closing Date, except as such Company shall have disclosed to the Administrative Agent in writing, none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in § 9-102(a)(34) of the Uniform Commercial Code of the State, (c) except as such Company shall have disclosed to the Administrative Agent in writing within 30 days of entering into any such contract, none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) as of the date hereof, it holds no commercial tort claim reasonably expected to exceed five hundred thousand dollars (US$500,000) except as indicated on the Perfection Certificate and Schedule 1 hereto or as such Company has otherwise notified the Administrative Agent with respect to commercial tort claims arising after the Closing Date.

9.	Covenants Concerning Collateral, Etc.

Each of the Companies further covenants with the lenders and the Administrative Agent as follows: (a) it will notify the Administrative Agent quarterly in connection with the Borrower’s delivery of a Compliance Certificate pursuant to Section 6.02(a) of the Credit Agreement, of the address of any New Operating Unit or of any closed Restaurant, (b) except for the security interest herein granted and Liens permitted by the Credit Agreement, it shall be the owner of the Collateral free from any lien, (c) it shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any lien in the Collateral in favor of any person, or become bound (as provided in § 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any person as secured party, other than the Administrative Agent in favor of the Administrative Agent and the Lenders except for Liens permitted by the Credit Agreement, (d) it will keep the Collateral in good order and repair (subject to ordinary wear and tear) and will not use the same in violation of law or any policy of insurance thereon and (e) it will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales and dispositions not prohibited by the Credit Agreement.

10.	Insurance.

10.1. Maintenance of Insurance.

The Companies will maintain with financially sound and reputable insurers insurance with respect to their properties and business as required under the Credit Agreement. In addition, all such property insurance shall be payable to the Administrative Agent as loss payee under a “standard” or “New York” loss payee clause for the benefit of the Lenders and the Administrative Agent. The Administrative Agent for the benefit of the Lenders will be named as additional insured under the policies of liability insurance.

10.2. Insurance Proceeds.

The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, shall be applied in accordance with the provisions of the Credit Agreement.

10.3. Continuation of Insurance.

All policies of insurance shall provide for prior written cancellation notice to the Administrative Agent as required by the Credit Agreement. In the event of failure by any of the Companies to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Companies. The Companies shall furnish the Administrative Agent with certificates of insurance and, at the Administrative Agent’s request, with policies evidencing compliance with the foregoing insurance provision.

11.	Collateral Protection Expenses; Preservation of Collateral.

11.1. Expenses Incurred by Administrative Agent.

In the Administrative Agent’s discretion, after the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may discharge taxes and other encumbrances (to the extent such encumbrances or taxes are not permitted under the Credit Agreement) at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. Each of the Companies, jointly and severally, agrees to reimburse the Administrative Agent on demand for all expenditures so made. The Administrative Agent shall have no obligation to any of the Companies to make any such expenditures, nor shall the making thereof relieve the Companies of any default hereunder or be construed as a waiver or cure of any Default or Event of Default.

11.2. Administrative Agent’s Obligations and Duties.

Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to any of the Collateral, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any of the Companies under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent or any Lender may be entitled at any time or times. The Administrative Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under § 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

12.	Securities and Deposits.

Subject to Sections 4.1, 4.2 and 6 of the Pledge Agreement, the Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Administrative Agent or any Lender to any of the Companies may upon the occurrence and during the continuance of an Event of Default be applied to or set off against any of the Obligations.

13.	Notification to Account Debtors and Other Persons Obligated on Collateral.

If an Event of Default shall have occurred and be continuing, each of the Companies shall, at the written request and option of the Administrative Agent, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Administrative Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent’s agent therefor, and the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, upon notice to the applicable Company, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Companies shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the applicable Company as trustee for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without commingling the same with other funds of any of the Companies and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Administrative Agent to the Obligations in such order of priority as is contemplated by § 8.03 of the Credit Agreement, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.	Power of Attorney.

14.1. Appointment and Powers of Administrative Agent.

Each of the Companies hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Administrative Agent’s own name, at any time and from time to time during the continuance of an Event of Default, in each case for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Companies, without notice to or assent by any of the Companies, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Companies’ expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary or useful to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Companies might do, including, without limitation (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Companies, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that the Companies’ authorization given in § 3 is not sufficient, to file such financing statements with respect hereto, with or without any Company’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in any of the Company’s name such financing statements and amendments thereto and continuation statements which may require any such Company’s signature. This power of attorney is a power coupled with an interest and is irrevocable.

14.2. Ratification by Company.

To the extent permitted by law, each of the Companies hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof except those actions which constitute the gross negligence or willful misconduct of said attorneys.

14.3. No Duty on Administrative Agent.

The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Lenders in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it not any of its officers, directors, employees or agents shall be responsible to any of the Companies for any act or failure to act, except for the Administrative Agent’s own gross negligence or willful misconduct.

15.	Rights and Remedies.

If an Event of Default shall have occurred and be continuing, the Administrative Agent, without any other notice to or demand upon any of the Companies, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as such Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require any of the Companies to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Company’s principal office(s) or at such other locations as the Administrative Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to the Companies at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each of the Companies hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each of the Companies waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

16.	Standards for Exercising Rights and Remedies.

To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each of the Companies acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Companies, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each of the Companies acknowledges that the purpose of this § 16 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this § 16. Without limitation upon the foregoing, nothing contained in this § 16 shall be construed to grant any rights to the Companies or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this § 16.

17.	No Waiver by Administrative Agent, etc.

The Administrative Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent with the consent of the Required Lenders, if required. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

18.	Suretyship Waivers by the Companies.

Except as otherwise specifically provided herein, each of the Companies waives demand, notice, protest, notice of acceptance of this Agreement, notice of Loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each of the Companies assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. Except as otherwise provided by applicable law, the Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in § 11.2. Each of the Companies further waives any and all other suretyship defenses.

19.	Marshalling.

Except as otherwise provided by applicable law, neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each of the Companies hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured and, to the extent that it lawfully may, each of the Companies hereby irrevocably waives the benefits of all such laws.

20.	Proceeds of Dispositions; Expenses.

Each of the Companies jointly and severally agree to pay to the Administrative Agent on demand any and all reasonable costs, fees and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and the cash collateralization of all Letters of Credit and after making any payments required by §§ 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Companies. Subject to § 25, the Companies shall remain jointly and severally liable for any deficiency.

21.	Overdue Amounts.

Until paid, all amounts due and payable by any of the Companies hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

22.	Governing Law; Consent to Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Companies and the Administrative Agent agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State of New York or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon each of the Companies by mail at the address set forth for the Companies and the Administrative Agent in § 10.02 of the Credit Agreement. Each of the Companies hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

23.	Waiver of Jury Trial.

EACH OF THE COMPANIES AND THE ADMINISTRATIVE AGENT WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Companies waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Companies (a) certifies that neither the Administrative Agent nor any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this § 23.

24.	Miscellaneous.

The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Companies and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of the Companies acknowledges receipt of a copy of this Agreement.

25.	Termination.

Upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than (i) contingent indemnification obligations, (ii) in respect of Letters of Credit that have expired, terminated or been cash collateralized or in respect of which the LC Issuer shall have been made the beneficiary of a stand-by letter-of-credit from another issuer acceptable to such LC Issuer and upon terms acceptable to such LC Issuer, (iii) in respect of Swap Contracts constituting Obligations that have been cash collateralized or for which other satisfactory arrangements have been made and (iv) Obligations in respect of cash management services), (a) this Security Agreement and the security interests created hereby shall automatically terminate and all rights to the remaining Collateral shall revert to the Companies and (b) with no further action on the part of any Person.

26.	Release.

The security interests created hereby shall automatically terminate and be automatically released with respect to any Collateral or any Company that is sold or to be sold as part of or in connection with any sale not prohibited under the Credit Agreement or under any other Loan Document and such property shall automatically revert to the applicable Company with no further action on the part of any Person. With respect to any termination as set forth in §§ 25 and 26 hereof, the Administrative Agent shall, upon the request of the Companies and at their expense, execute and deliver to the Companies such documents as the Companies shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

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IN WITNESS WHEREOF, intending to be legally bound, each of the Companies has caused this Agreement to be duly executed as of the date first above written.

EPL INTERMEDIATE, INC.

By:	/s/ Stephen E. Carley
Name: Stephen E. Carley
Title: President

EPL FINANCE CORP.

By:	/s/ Steven A. Flyer
Name: Steven A. Flyer
Title: President

EL POLLO LOCO, INC.

By:	/s/ Pamela R. Milner
Name: Pamela R. Milner
Title: Vice President

(Signature Page to Security Agreement)

Accepted:

MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent

By:	/s/ Stephanie Vallillo
Name: Stephanie Vallillo
Title: Vice President

(Signature Page to Security Agreement)

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.

EXHIBIT A

FORM OF INSTRUMENT OF ACCESSION FOR GUARANTY

AND SECURITY AGREEMENT

as of

To:	The Administrative Agent and the Lenders who are parties to

the Credit Agreement (as such terms are defined below):

Reference is hereby made to the Guaranty (the “Guaranty”) and the Security Agreement, (the “Security Agreement”) dated as of November 18, 2005 by and among THE PERSONS LISTED ON SCHEDULE 1 THERETO, and any other Person (as defined in the Credit Agreement) which may become a Guarantor hereunder pursuant to a duly executed instrument of accession in the form attached as Exhibit A thereto (collectively, the “Guarantors”, each as a “Guarantor”) in favor of and MERRILL LYNCH CAPITAL CORPORATION, a national banking association, as administrative agent (the “Administrative Agent”) for itself and the other lending institutions (collectively, the “Lenders”) which are, or may become, parties to that certain Credit Agreement, dated as of November 18, 2005 (as amended, modified, supplemented, or restated and in effect from time to time, the “Credit Agreement”), by and among EPL Finance Corp., as the initial Borrower and to be merged with and into El Pollo Loco, Inc., as the subsequent Borrower, EPL Holdings, Inc., as Parent, EPL Intermediate, Inc., as Intermediate Parent, Merrill Lynch Capital Corporation and the other lending institutions party thereto, the Administrative Agent and Swingline Lender, Bank of America, N.A., as L/C Issuer and Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and BANA, as lead arrangers and book managers.

The undersigned acknowledges, and represents and warrants, the following: the undersigned is a [corporation incorporated] [general/limited partnership formed] [other entity constituted] on or prior to the date hereof; the Borrower is the direct or indirect owner of all of the Equity Interests (as defined in the Credit Agreement) of the undersigned; the financial success of the undersigned is expected to depend in whole or in part upon the financial success of the Borrower; the undersigned will receive substantial direct and indirect benefits from the Lenders’ extensions of credit to the Borrower pursuant to the Credit Agreement; the undersigned wishes to become a party to the Guaranty and to guarantee the full and prompt payment and performance of the Obligations (as defined in the Credit Agreement); and the undersigned wishes to become a party to the Security Agreement to secure its Obligations under the Guaranty and the other Loan Documents (as defined in the Credit Agreement).

In consideration of the foregoing and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned by its execution of this Instrument of Accession hereby joins the Guaranty and becomes a Guarantor party thereto for all purposes thereof. The undersigned further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all terms and conditions of the Guaranty and that it is jointly and severally liable with all of the Guarantors for the payment and performance of all Obligations of the Guarantors under the Guaranty.

The undersigned hereby joins the Security Agreement and becomes a Subsidiary (as defined in the Credit Agreement) party thereto for all purposes thereof. The undersigned further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all terms and conditions of the Security Agreement, and hereby grants to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the following properties, assets and rights, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”) other than excluded Collateral as set forth in § 2.3 of the Security Agreement:

All personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). The Administrative Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Company’s (as defined in the Security Agreement) compliance with § 4.7 of the Security Agreement.

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The undersigned has attached hereto a duly completed Perfection Certificate (as defined in the Credit Agreement) in the form prescribed by the Security Agreement, and represents and warrants as provided in the Security Agreement with respect to the matters set forth in such Perfection Certificate. The undersigned further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms and, take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to the Administrative Agent, including without limitation Trademark Assignments (as defined in the Credit Agreement), that are reasonably deemed necessary by the Administrative Agent in order to grant a valid, first-priority perfected security interest to the Administrative Agent and the Lenders in all of the Collateral (as defined in the Credit Agreement) of the undersigned, securing the Obligations.

Very truly yours,

By:	[NAME]
Name:
Title:

Accepted:

MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE II

Parties to Security Agreement

6.	EPL Finance Corp.

EPL Intermediate, Inc.

EL Pollo Loco, Inc.